UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 17, 2019
Date of report (Date of earliest event reported)
ROADRUNNER TRANSPORTATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1431 Opus Place, Suite 530 Downers Grove, Illinois		60515
(Address of Principal Executive Offices)		(Zip Code)
(414) 615-1500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	RRTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
As described in Item 2.03 below, on September 17, 2019, we and our direct and indirect subsidiaries entered into (i) a Second Amendment to Credit Agreement related to an asset-based lending facility with BMO Harris Bank N.A. and certain other lenders and parties thereto and (ii) a Second Amendment to Credit Agreement related to a term loan credit facility with BMO Harris Bank N.A. and certain other lenders and parties thereto. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

As described in Item 2.03 below, on September 20, 2019, we issued Multiple Advance Revolving Credit Notes to entities affiliated with Elliot Management Corporation. The disclosure provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
ABL Facility Amendment
On September 17, 2019, we and our direct and indirect domestic subsidiaries entered into a Second Amendment to Credit Agreement, effective as of September 13, 2019 (the “ABL Facility Amendment”), with BMO Harris Bank N.A., as Administrative Agent, Lender, Letter of Credit Issuer and Swing Line Lender, Wells Fargo Bank, National Association and Bank of America, National Association, as Lenders, and the Joint Lead Arrangers and Joint Book Runners party thereto with respect to our Credit Agreement, dated as of February 28, 2019, as amended by that certain First Amendment to Credit Agreement, dated as of August 2, 2019 (collectively, the “ABL Credit Facility”). Pursuant to the ABL Facility Amendment, the ABL Credit Facility was amended to, among other things, (i) extend the deadline for providing a reasonably detailed plan for achieving our stated liquidity goals and objectives in connection with our go-forward business plan and strategy from September 15, 2019 to September 30, 2019, and (ii) eliminate one of the exceptions to the limitation on Dispositions (as defined the ABL Credit Facility).
The foregoing description of the terms of the ABL Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Facility Amendment, a copy of which is attached hereto as Exhibit 10.52(B).

Term Loan Facility Amendment

On September 17, 2019, we and our direct and indirect domestic subsidiaries entered into a Second Amendment to Credit Agreement, effective as of September 13, 2019 (the “Term Loan Facility Amendment”), with BMO Harris Bank N.A., as Administrative Agent and Lender, Elliott, as Lenders, and BMO Capital Markets Corp., as Lead Arranger and Book Runner, with respect to our Credit Agreement, dated as of February 28, 2019, as amended by that certain First Amendment to Credit Agreement, dated as of August 2, 2019 (collectively, the “Term Loan Credit Facility”). Pursuant to the Term Loan Facility Amendment, the Term Loan Credit Facility was amended to, among other things, (i) add a requirement to deliver a reasonably detailed plan for achieving our stated liquidity goals and objectives in connection with our go-forward business plan and strategy on or before September 30, 2019, and (ii) eliminate one of the exceptions to the limitation on Dispositions (as defined the Term Loan Credit Facility).
The foregoing description of the terms of the Term Loan Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Facility Amendment, a copy of which is attached hereto as Exhibit 10.53(B).

Multiple Advance Revolving Credit Notes

On September 20, 2019, we issued Multiple Advance Revolving Credit Notes (the “Revolving Notes”) to entities affiliated with Elliot Management Corporation (“Elliott”). Pursuant to the Revolving Notes, we may borrow from time to time up to $20 million from Elliott on a revolving basis. Interest on any advances under the Revolving Notes will bear interest at a rate equal to the LIBOR Rate (as defined therein) plus 7.50%, and interest shall be payable on a quarterly basis beginning on December 1, 2019. The Revolving Notes mature on November 15, 2020.

The foregoing description of the terms of the Revolving Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Notes, copies of which are attached hereto as Exhibits 10.57(A) and 10.57(B).

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Shell Company Transactions.
Not applicable.
(d)	Exhibits.
Exhibit
Number

10.52(B)
Second Amendment to Credit Agreement, effective as of September 13, 2019, among Roadrunner Transportation Systems, Inc., the Lenders (as defined therein), BMO Harris Bank, N.A., and the other parties thereto

10.53(B)
Second Amendment to Credit Agreement, entered into as of September 13, 2019, among Roadrunner Transportation Systems, Inc., the Lenders (as defined therein), BMO Harris Bank, N.A., and the other parties thereto

10.57(A)	Multiple Advance Revolving Credit Note, issued by Roadrunner Transportation Systems, Inc. on September 20, 2019 to Elliott International, L.P.
10.57(B)	Multiple Advance Revolving Credit Note, issued by Roadrunner Transportation Systems, Inc. on September 20, 2019 to Elliott Associates, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: September 23, 2019	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Chief Financial Officer